Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Melinda Janik

Chief Financial Officer

Tel: +1-585-598-0031

Mark Maring

Investor Relations

Tel: +1-585-598-6874

GateHouse Media Announces First Quarter 2009 Results

First Quarter 2009 Highlights

•	Total reported revenues were $139.2 million, a 15.0% decline compared to the prior year.

•	Total As Adjusted Revenues were $138.6 million, a decline of 16.3% on a same-store basis.

•	Circulation revenue declined 0.7% on a same-store basis.

•	Reported operating costs and SG&A expense decreased $10.1 million or 7.1% from the prior year.

•	Reported net loss of $31.9 million, compared to a $28.8 million net loss in the prior year.

•	As Adjusted EBITDA was $9.3 million, a 67.4% decline on a same-store basis.

•	Amended long-term credit facility to allow for repurchase of debt below par through December of 2011.

FAIRPORT, N.Y., May 7, 2009—GateHouse Media, Inc. (the “Company” or “GateHouse Media”) (OTC: GHSE) today reported financial results for the quarter ended March 31, 2009.

The Company reported total revenues of $139.2 million which represents a decline of 15.0% versus prior year. Excluding discontinued operations, As Adjusted Revenues were $138.6 million for the quarter, down 16.3% on a same-store basis versus the same quarter in the prior year. The decline in revenue was driven primarily by the print classified advertising category, which was down 37.2% on a same-store basis. The employment, automotive and real estate categories within classified were the worst-performing categories as those sectors in the economy remain weak.

In the first quarter, local advertising (including preprints and online) was further impacted by the economic downturn, declining 13.4% on same-store basis. As in prior quarters, these categories proved to be much more stable in the small markets in which GateHouse operates. Circulation revenue remained stable, declining 0.7% in the first quarter.

The Company is aggressively controlling costs to mitigate the weak revenue environment. In the first quarter, operating and SG&A costs declined by $10.1 million or 7.1%. In response to the accelerated revenue decline experienced in the first quarter, more aggressive cost reduction initiatives have been put in place for the remainder of 2009. Compensation expense was down 10.1% in the first quarter on a same-store basis. In addition, despite a 16.6% increase in newsprint prices over the first quarter of 2008 newsprint expense was up only 1.7%. The Company expects newsprint prices and consumption to decline further in the coming months.

As Adjusted EBITDA for the quarter was $9.3 million which was down 67.4% on a same-store basis. The reported operating loss for the quarter was $10.3 million compared to operating income of $0.2 million in Q1 2008. The Company expects its EBITDA run rate and margins to improve considerably through the remainder of the year given the seasonal strength of upcoming quarters combined with the impact of cost reduction initiatives undertaken year to date and the expectation of further declines in newsprint prices.

Interest expense for the first quarter was $17.4 million, down $7.0 million or 28.8% versus the prior year. The decline was driven primarily by lower LIBOR rates. The Company remains highly focused on cash management in order to preserve liquidity in this economic environment. Capital expenditures in the first quarter were $1.3 million, down 49% from $2.6 million in the prior year period.

Non-cash compensation expense for Restricted Stock Grants in the first quarter was $0.8 million. One-time costs incurred and other non-cash expenses in the quarter were $2.6 million. These charges related primarily to reorganization and expense control initiatives introduced to realize permanent expense savings, particularly a reduction in staff levels in light of the current revenue environment.

Commenting on GateHouse Media’s results, Mike Reed, Chief Executive Officer, said, “Our first quarter results, in particular the print advertising numbers, reflect the deepening of the country’s economic recession in smaller markets around the country. To combat this revenue softness, we are aggressively pursuing further cost reduction opportunities as well as executing on revenue initiatives primarily tied to pricing and new product launches.

“Our cost controls were very good in the first quarter. However, we will be even more aggressive over the next couple of quarters, as we weather this economic downturn. We remain highly focused on liquidity and improving our cash position.

“We view our exclusive local content as our greatest asset and as our sustainable competitive advantage. We are working diligently to intensify our local news coverage to further solidify these advantages. As mentioned, we continue to aggressively identify cost reduction initiatives but at the same time we are investing in the future of our operations. By focusing on our local market strategy and our cost structure, we expect to emerge from this economic crisis a much better positioned and stronger organization.

“On the capital front, we were pleased to amend our long-term credit facility to enable us to reduce debt by purchasing it below par via modified Dutch Auctions over the next three years. This will be a key factor in our efforts to de-lever over the next couple of years.”

About GateHouse Media, Inc.

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by its 92 daily publications. GateHouse Media currently serves local audiences of more than 10 million per week across 21 states through hundreds of community publications and local websites. GateHouse Media is traded in the over-the-counter market under the symbol “GHSE.”

For more information regarding GateHouse Media and to be added to our email distribution list, please visit www.gatehousemedia.com.

Non-GAAP Financial Measures

A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measure. GateHouse Media defines and uses Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow, non-GAAP financial measures, as set forth below. The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. In addition, because Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are not measures of financial performance under GAAP and are susceptible to varying calculations, these non-GAAP measures, as presented in this press release, may differ from and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow

The Company defines Adjusted EBITDA as income (loss) from continuing operations before interest, income tax expense (benefit), depreciation and amortization and other non-recurring or non-cash items. The Company defines As Adjusted EBITDA as Adjusted EBITDA before other non-cash items such as non-cash compensation and non-recurring integration and reorganization costs. The Company defines As Adjusted Revenues as total revenues plus revenues of discontinued operations while adjusting for the purchase accounting impact on revenues of the SureWest acquisition. The Company defines Levered Free Cash Flow as As Adjusted EBITDA less capital expenditures, cash taxes and interest expense.

Management’s Use of Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are not measurements of financial performance under GAAP and should not be considered in isolation or as alternatives to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. GateHouse Media’s management believes these non-GAAP measures, as defined above, are useful to investors for the following reasons:

–	Evaluating performance and identifying trends in day-to-day performance because the items excluded have little or no significance on its day-to-day operations;

–	Providing assessments of controllable expenses that afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance; and

–	Indicators for management to determine if adjustments to current spending decisions are needed.

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow provide GateHouse Media with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation and interest expense associated with its capital structure. These metrics measure GateHouse Media’s financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are some of the metrics used by senior management and the Board of Directors to review the financial performance of the business on a monthly basis. In addition, GateHouse Media’s management utilizes these metrics to evaluate the Company’s performance, along with other criteria, to determine the funds available for paying the quarterly dividend.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to progress made by the Company in its integration efforts, growth in revenues and cash flow, on-line revenues and potential acquisition opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the condition of the economy and the credit markets generally, the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, the Company’s ability to close on a timely basis upon announced or contemplated transactions, unexpected liabilities arising from any transaction or that the Company will not receive the expected benefits from the transaction, the Company’s limited operating history on a combined basis, the Company’s ability to generate sufficient cash flow to cover required interest, long-term obligations and dividends, the effect of the Company’s indebtedness and long-term obligations on its liquidity, the Company’s ability to effectively manage its growth, unforeseen costs associated with the acquisition of new properties, the Company’s ability to find suitably priced acquisitions, the Company’s ability to integrate acquired assets and businesses, any increases in the price or reduction in the availability of newsprint, seasonal and other fluctuations affecting the Company’s revenues and operating results, any declines in circulation, the Company’s ability to obtain additional capital on terms acceptable to it, the Company’s vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, increases in competition for skilled personnel, departure of key officers, increases in market interest rates, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in the Company’s SEC reports, including but not limited to its most recent Annual Report on Form 10-K filed with the SEC under Commission File Number 001-33091. When considering forward-looking statements, readers should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are also cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this press release. The factors discussed above and the other factors noted in the Company’s SEC filings could cause actual results to differ significantly from those contained in any forward-looking statement. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three months ended March 31, 2009		Three months ended March 31, 2008
Revenues:
Advertising	$94,759		$118,349
Circulation	35,737		35,302
Commercial printing and other	8,732		10,131

Total revenues	139,228		163,782
Operating costs and expenses:
Operating costs	88,745		95,402
Selling, general, and administrative	43,862		47,338
Depreciation and amortization	16,000		18,273
Integration and reorganization costs	748		2,603
Impairment of long-lived assets	6		—
(Gain) loss on sale of assets	164		(6)

Operating income (loss)	(10,297)		172
Interest expense	17,393		24,416
Amortization of deferred financing costs	340		583
Unrealized loss on derivative instrument	2,206		719
Other expense	795		13

Loss from continuing operations before income taxes	(31,031)		(25,559)
Income tax expense	300		2,471

Loss from continuing operations	(31,331)		(28,030)
Loss from discontinued operations, net of income taxes	(589	) (a)	(759)

Net loss	$(31,920)		$(28,789)
Net loss attributable to noncontrolling interest	$143		$—

Net loss attributable to GateHouse Media	$(31,777)		$(28,789)

Loss per share:
Basic and diluted:
Loss from continuing operations attributable to GateHouse Media	$(0.54)		$(0.49)
Loss from discontinued operations, attributable to GateHouse Media, net of income taxes	(0.01)		(0.01)

Net loss attributable to GateHouse Media	$(0.55)		$(0.50)

Dividends declared per share	$—		$0.20
Basic weighted average shares outstanding	57,234,182		56,968,521

Diluted weighted average shares outstanding	57,234,182		56,968,521

(a)	Included in income from discontinued operations, net of taxes are total revenues of $102 for the three months ended March 31, 2009 primarily related to Derby, KS.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	March 31, 2009	December 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,236	$11,744
Accounts receivable, net of allowance for doubtful accounts of $5,226 and $6,024 at March 31, 2009 and December 31, 2008, respectively	62,805	75,274
Inventory	10,430	10,790
Prepaid expenses	4,312	4,576
Other current assets	4,610	3,808

Total current assets	91,393	106,192
Property, plant, and equipment, net of accumulated depreciation of $63,829 and $57,400 at March 31, 2009 and December 31, 2008, respectively	188,875	194,401
Goodwill	261,229	261,332
Intangible assets, net of accumulated amortization of $109,448 and $100,132 at March 31, 2009 and December 31, 2008, respectively	555,186	565,033
Deferred financing costs, net	6,715	7,055
Other assets	2,810	2,489
Long-term assets held for sale	10,633	13,119

Total assets	$1,116,841	$1,149,621

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current portion of long-term liabilities	$1,355	$1,454
Short-term note payable	11,863	11,863
Short-term debt	17,000	17,000
Accounts payable	16,132	20,378
Accrued expenses	34,687	31,495
Accrued interest	3,601	7,895
Deferred revenue	30,351	28,444

Total current liabilities	114,989	118,529
Long-term liabilities:
Long-term debt	1,195,000	1,195,000
Long-term liabilities, less current portion	16,225	16,658
Derivative instruments	33,212	34,957
Pension and other postretirement benefit obligations	13,654	13,555

Total liabilities	1,373,080	1,378,699

Stockholders’ equity (deficit):
Common stock, $0.01 par value, 150,000,000 shares authorized at March 31, 2009; 58,313,868 and 58,213,868 shares issued, and 58,115,459 and 58,020,693 outstanding at March 31, 2009 and December 31, 2008, respectively	568	568
Additional paid-in capital	826,388	825,580
Accumulated other comprehensive loss	(47,653)	(51,604)
Accumulated deficit	(1,035,096)	(1,003,319)
Treasury stock, at cost, 198,409 and 193,175 shares at March 31, 2009 and December 31, 2008, respectively	(303)	(303)

Total GateHouse Media stockholders’ equity (deficit)	(256,096)	(229,078)
Noncontrolling Interest	(143)	—

Total stockholders’ equity (deficit)	(256,239)	(229,078)

Total liabilities and stockholders’ equity	$1,116,841	$1,149,621

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three months ended March 31, 2009	Three months ended March 31, 2008
Cash flows from operating activities:
Net loss	$(31,920)	$(28,789)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,000	18,763
Amortization of deferred financing costs	340	583
Unrealized loss on derivative instrument	2,206	719
Non-cash compensation expense	808	1,079
Deferred income taxes	—	2,437
(Gain) loss on sale of assets	164	(6)
Pension and other postretirement benefit obligations	140	395
Non-cash interest expense	—	309
Impairment of long-lived assets	557	1,792
Changes in assets and liabilities, net of sales/acquisitions:
Accounts receivable, net	12,211	12,341
Inventory	360	(1,034)
Prepaid expenses	264	79
Other Assets	(1,301)	(651)
Accounts payable	(4,246)	(2,566)
Accrued expenses	3,451	709
Accrued Interest	(4,294)	(570)
Deferred revenue	1,907	2,680
Other long-term liabilities	(433)	(557)

Net cash (used in) provided by operating activities	(3,786)	7,713

Cash flows from investing activities:
Purchases of property, plant, and equipment	(1,332)	(2,621)
Proceeds from sale of publications and other assets	2,801	9,406
Acquisitions, net of cash acquired	(191)	(22,851)

Net cash provided by (used in) investing activities	1,278	(16,066)

Cash flows from financing activities:
Borrowings under term loans	—	19,505
Net borrowings under revolving credit facility	—	10,500
Payment of dividends	—	(23,126)

Net cash provided by financing activities	—	6,879

Net decrease in cash and cash equivalents	(2,508)	(1,474)
Cash and cash equivalents at beginning of period	11,744	12,096

Cash and cash equivalents at end of period	$9,236	$10,622

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

As Adjusted EBITDA

(In thousands)

	Three months ended March 31, 2009	Three months ended March 31, 2008
Loss from continuing operations	$(31,331)	$(28,030)
Income tax expense	300	2,471
Unrealized loss on derivative instrument (1)	2,206	719
Amortization of deferred financing costs	340	583
Write-off of financing costs	746	—
Interest expense	17,393	24,416
Impairment of long-lived assets	6	—
Depreciation and amortization	16,000	18,273

Adjusted EBITDA from continuing operations	5,660	18,432
Non-cash compensation and other expense	2,634	6,965
Non-cash portion of postretirement benefits expense	140	558
Integration and reorganization costs	748	2,604
Loss on sale of assets	212	(6)
Income (loss) from discontinued operations	(80)	1,122

As Adjusted EBITDA	9,314	29,675
Net capital expenditures	(1,332)	(2,621)
Cash taxes	(133)	—
Interest paid	(21,647)	(24,416)

Levered Free Cash Flow	$(13,798)	$2,638

(1)	Non-cash loss on derivative instruments is related to interest rate swap agreements which are financing related and are excluded from Adjusted EBITDA.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

As Adjusted Revenues

(In thousands)

	Three months ended March 31, 2009	Three months ended March 31, 2008
Total revenues from continuing operations	$139,228	$163,782
Revenues from discontinued operations	102	7,075
Revenues from non-wholly owned subsidiary	(754)	—

Total income statement revenues	$138,576	$170,857